Exhibit (c)(2)

Draft – for discussion only CORPORATE FINANCE FINANCIAL ADVISORY SERVICES FINANCIAL RESTRUCTURING STRATEGIC CONSULTING HL.com Project Beauty Presentation to the Special Committee of the Board of Directors December 22, 2015 Confidential

Draft – for discussion only Table of Contents Page Merger Overview 2 Financial Analysis 10 Appendix 18 Additional Financial Data 19 Disclaimer 25 Project Beauty 1

Draft – for discussion only Merger Overview

Draft – for discussion only Summary of Selected Transaction Terms 1 Parties to the Transaction (as defined below) Mecox Lane Limited, a Cayman Islands corporation (“ Mecox Lane” or the “Company ”) Minat Associated Co . , Ltd . , a business company incorporated under the laws of the British Virgin Islands (“ Parent”) ChinaEquity Alliance Victory Co . , Ltd . , an exempted company with limited liability incorporated under the laws of the Cayman Islands, all of the issued and outstanding shares of which are owned by Parent (“Merger Sub ”) The “Rollover Holders” : CNshangquan Limited (the “CNshangquan”) ChinaEquity USD Fortune Co . , Ltd . (together with CNshangquan and Leading Capital, the “Rollover Holders”) Transaction Structure Merger : Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Transaction ”) 3 Form of Consideration Cash Only : Each ordinary share of the Company (a “Share” or, collectively, the “Shares”), other than the Excluded Shares and the Dissenting Shares shall be cancelled in exchange for the right to receive [US $ 0 . 114 ] in cash per Share without interest (the “Per Share Merger Consideration”) . Each American Depositary Share, representing thirty - five Shares (an “ADS” or collectively, the “ADSs”), other than the ADSs representing the Excluded Shares and Dissenting Shares, shall be cancelled in exchange for the right to receive an amount in cash equal to US $ [ 4 . 00 ] without interest (the “Per ADS Merger Consideration”) “ Rollover Shares ” means all of the issued and outstanding shares held by each of the Rollover Holders “Excluded Shares” means Rollover Shares and Shares owned by Parent, the Company or any of their subsidiaries, including Shares represented by ADSs Certain Closing Conditions Vote requirements : affirmative vote of shareholders representing two - thirds or more of the Shares present and voting in person or by proxy as a single class at the Company Shareholders’ Meeting Company Termination Fee US $ 1 . 1 million Parent Termination Fee US $ 2 . 2 million Source: Draft dated December 18, 2015 of the Agreement and Plan of Merger among Minat Associated Co., Ltd., ChinaEquity Alliance Victory Co., Ltd., and Mecox Lane Limited (the “Agreement”) Note: 1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction; this summary is qualified by the terms and conditions of the Agreement. Merger Overview

Draft – for discussion only Buyer Group ADS Holders ADS HeldOwnership % CNshangquan Limited 8,301,853 63.8% ChinaEquity USD Fortune Co., Ltd. 1,041,845 8.0% Total Buyer Group Ownership 9,343,698 71.8% Unaffiliated ADS Holders ADS HeldOwnership % CDIB & Partners 46,224 0.4% Others 3,616,577 27.8% Total Unaffiliated Ownership 3,662,800 28.2% Total ADS Outstanding 13,006,498 100.0% Unaffiliated Shareholders 28.2% Buyer Group 71.8% ADS H older Structure Merger Overview 4 Ownership Structure (ADS H older Detail) 1 Source: Capital IQ, Company filings and Company management Note: 1. Based on 455,227,428 ordinary shares or 13,006,498 ADS outstanding as of December 18, 2015 Ownership Structure

Merger Overview

Transaction Value Overview

Summary of Proposed Transaction Value

(dollars and ADSs in millions, except per ADS values)

Security	ADS Outstanding[1]	Per ADS Transaction Consideration[2]
ADS	13.0	$4.00

Implied Values	
Implied Common Equity	$52.0
Adjustments:	
Add: Total Debt[3]	0.0
Add: Noncontrolling Interest	0.1
Less: Cash and Cash Equivalents[4]	(20.6)
Implied Enterprise Value	**$31.6**
Implied Transaction Multiples	**Implied Multiple**
Revenues, Net	
LTM 9/30/15	0.56x
NFY 2015E	0.57x
NFY+1 2016E	0.51x
EBITDA	
LTM 9/30/15	4.8x
NFY 2015E	5.0x
NFY+1 2016E	5.1x

Implied Premiums to Historical ADS Trading Prices

Trading Period Prior to Announcement	Closing ADS Price	Implied Premium of Per ADS Transaction Consideration over Average Closing ADS Price
1-Day	$3.40	17.6%
5-Day Average	$3.26	22.5%
10-Day Average	$3.19	25.4%
1-Month Average	$3.27	22.3%
3-Month Average	$3.63	10.1%
6-Month Average	$3.70	8.2%
1-Year Average[5]	$3.73	7.1%
52-Week High[5] 7/22/14	$4.69	-14.7%
52-Week Low[5] 7/8/15	$2.60	53.8%

Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management

Notes:

1. Based on 455,227,428 ordinary shares or 13,006,498 ADS outstanding as of December 18, 2015

2. The Company received an offer from the Buyer Group on 7/21/2015 at $4.00 per ADS for all the outstanding ADSs of the Company

3. Total debt includes zero short-term and long-term debt as of 9/30/2015 per unaudited figures provided by Company management

4. Cash and cash equivalents and short-term investment as of 9/30/2015 per unaudited figures provided by Company management

5. Includes pricing prior to the spin-off of Giosis Meccalane Limited and Mixblu Limited

LTM refers to the most recently completed twelve month period for which financial information has been made public, NFY refers to next fiscal year, NFY+1 refers to the year after next fiscal year

E refers to Estimated

Draft – for discussion only

HOULIHAN LOKEY | 5

Draft – for discussion only 0.000 0.500 1.000 1.500 2.000 2.500 3.000 3.500 4.000 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 12/17/12 03/18/13 06/12/13 09/10/13 12/04/13 03/04/14 06/02/14 08/27/14 11/24/14 02/24/15 06/02/15 09/08/15 12/16/15 Daily Volume (MMs) Closing Stock Price (US$) Daily Volume Mecox Lane Limited ADS Trading History 6 1 - Week Avg. Daily Volume 5,340 1 - Month Avg. Daily Volume 14,100 3 - Month Avg. Daily Volume 11,700 6 - Month Avg. Daily Volume 13,230 52 Week High (7/22/2014) $4.69 52 Week Low (7/8/2015) $2.60 All Time High (10/26/2010) $92.50 All Time Low (3/14/2013) $1.67 Source: Capital IQ, Factiva, Company filings, public information ADS price reflects 1 for 5 share split of the ADSs exchange ratio in January 2013 ADS Price & Volume History for Last 3 Years Proposed Per ADS Transaction Consideration of $4.00 Price & Volume Statistics (Trading Period P rior to Announcement) 7/21/2015 CNshangquan and Leading Capital submitted a preliminary non - binding going private proposal 12/22/2014 Oak Investment signed an agreement to acquire 57.14% stake in Giosis Mecoxlane Limited from Mecox Lane for $2 million 9/18/2014 Fast Fashion China Limited completed the acquisition of Mixblu Limited from Mecox Lane for $6.1 million 5/20/2014 CNshangquan E - Commerce completed the acquisition of 63.7% stake of Mecox Lane for $39.0 million 8/13/2013 Mecox Lane announced decrease in net revenue, gross profit and net loss worse than previous forecast 8/8/2014 Mecox Lane announced spin - off of apparel and accessories business 1/21/2013 Mecox Lane announced ADS ratio change from one ADS representing 7 shares to one ADS representing 35 shares Merger Overview

Draft – for discussion only 0.000 0.020 0.040 0.060 0.080 0.100 0.120 0.140 0.160 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 12/22/14 02/18/15 04/14/15 06/16/15 08/17/15 10/15/15 12/17/15 Daily Volume (MMs) Closing Stock Price (US$) Daily Volume ADS Trading History Since Mixblu & Giosis Spin - off in 2014 7 52 Week High (7/22/2014) $4.69 52 Week Low (7/8/2015) $2.60 All Time High (10/26/2010) $92.50 All Time Low (3/14/2013) $1.67 Source: Capital IQ, Factiva, Company filings, public information ADS Price & Volume History Since Mixblu & Giosis Spin - off in 2014 Price & Volume Statistics (Trading Period P rior to Announcement) 7/21/2015 CNshangquan E - Commerce and Leading Capital submitted a preliminary non - binding going private proposal 12/22/2014 Oak Investment signed an agreement to acquire 57.14% stake in Giosis Mecoxlane Limited from Mecox Lane for $2 million Proposed Per ADS Merger Consideration of $4.00 1 - Week Avg. Daily Volume 5,340 1 - Month Avg. Daily Volume 14,100 3 - Month Avg. Daily Volume 11,700 6 - Month Avg. Daily Volume 13,230 Merger Overview

Draft – for discussion only 50% 70% 90% 110% 130% 150% 170% 190% 210% 230% 250% Indexed Prices Mecox Lane Limited S&P 500 Index Selected Companies Index Relative ADS and Share Performance 8 Indexed ADS and Share Price Performance for Last 3 Years S&P 500 Index: +42.8% Mecox Lane Limited: +23.4% Selected Companies Index 1 : - 1.9% Merger Overview Source: Capital IQ Notes: 1. Selected Companies Index includes: Avon Products (NYSE:AVP), Nu Skin Enterprises (NYSE: NUS), Evine Live ( NasdaqGS : EVLV), Lifevantage ( NasdaqCM : LFVN), Mannatech ( NasdaqGS : MTEX), GS Home Shopping (KOSDAQ: A028150), Amway (KLSE: AMWAY), Tea Life (TSE:3172)

Draft – for discussion only 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% Indexed Prices Mecox Lane Limited S&P 500 Index Selected Companies Index Relative ADS and Share Performance Since Mixblu & Giosis Spin - off in 2014 9 Indexed ADS and Share Price Performance Since Mixblu & Giosis Spin - off in 2014 Mecox Lane Limited: 12.9% S&P 500 Index: - 1.8% Selected Companies Index 1 : - 27.0% Merger Overview Source: Capital IQ Notes: 1. Selected Companies Index includes: Avon Products (NYSE:AVP), Nu Skin Enterprises (NYSE: NUS), Evine Live ( NasdaqGS : EVLV), Lifevantage ( NasdaqCM : LFVN), Mannatech ( NasdaqGS : MTEX), GS Home Shopping (KOSDAQ: A028150), Amway (KLSE: AMWAY), Tea Life (TSE:3172)

Draft – for discussion only Financial Analysis

Draft – for discussion only $3.62 $3.52 $3.25 $3.87 $3.68 $4.88 $4.74 $4.45 $4.62 $4.46 $3.00 $3.25 $3.50 $3.75 $4.00 $4.25 $4.50 $4.75 $5.00 Selected Companies Analysis Selected Companies Analysis Selected Companies Analysis Selected Transactions Analysis Discounted Cash Flow Analysis 4.0x - 6.0x 4.0x - 6.0x 3.5x - 5.5x 4.5x - 5.5x Discount Rate: LTM Ended 9/30/15 EBITDA NFY 2015E EBITDA NFY+1 2016E EBITDA LTM Ended 9/30/15 EBITDA 14.0% - 16.0% Perpetual Growth Rate: 2.5% - 3.5% Financial Analyses S ummary Financial Analysis 11 Notes: No particular weight was attributed to any individual analysis 1. Based on 13.0 million ADSs outstanding as of December 18 , 2015 per Company management 2 . Debt, preferred stock, cash and cash equivalents and non - controlling interest as of 9 / 30 / 2015 per unaudited figures provided by Company management 3 . Financial analysis excludes discontinued operations 4 . NOL value provided by Company management and valued by discounting projected tax savings at cost of equity ; NOL refers to net operating loss LTM refers to the most recently completed twelve month period for which financial information has been made public NFY refers to the next fiscal year for which financial information has not been made public NFY+1 refers to the year after next fiscal year Proposed Per ADS Merger Consideration of $4.00 (US$ P er ADS) Implied Per ADS Equity Value Reference Range 1,2,3, 4

Financial Analysis

Financial Analyses Summary (cont.)

(ADSs outstanding and dollars in millions, except per ADS values)

	Selected Companies Analysis LTM Ended 9/30/15 EBITDA			Selected Companies Analysis NFY 2015E EBITDA			Selected Companies Analysis NFY+1 2016E EBITDA			Selected Transactions Analysis LTM Ended 9/30/15 EBITDA			Discounted Cash Flow Analysis		
Corresponding Base Amount	$6.6			$6.3			$6.2			$6.6					
Selected Multiples Range	4.0x	--	6.0x	4.0x	--	6.0x	3.5x	--	5.5x	4.5x	--	5.5x			
Implied Enterprise Value Reference Range	$26.6	--	$39.9	$25.4	--	$38.1	$21.8	--	$34.3	$29.9	--	$36.5	$27.4	--	$34.4
Add: Cash and Cash Equivalents as of 9/30/2015[1]	$20.6	--	$20.6	$20.6	--	$20.6	$20.6	--	$20.6	$20.6	--	$20.6	$20.6	--	$20.6
Implied Total Enterprise Value Reference Range	$47.1	--	$60.4	$45.9	--	$58.6	$42.4	--	$54.9	$50.5	--	$57.1	$48.0	--	$54.9
Add: NOL Value[2]	$0.0	--	$3.1	$0.0	--	$3.1	$0.0	--	$3.1	$0.0	--	$3.1	$0.0	--	$3.1
Less: Noncontrolling Interest as of 9/30/15[1]	($0.1)	--	($0.1)	($0.1)	--	($0.1)	($0.1)	--	($0.1)	($0.1)	--	($0.1)	($0.1)	--	($0.1)
Implied Total Equity Value Reference Range	$47.0	--	$63.5	$45.8	--	$61.7	$42.3	--	$57.9	$50.4	--	$60.1	$47.9	--	$58.0
Shares Outstanding[3]	13.0	--	13.0	13.0	--	13.0	13.0	--	13.0	13.0	--	13.0	13.0	--	13.0
Implied Per ADS Reference Range	$3.62	--	$4.88	$3.52	--	$4.74	$3.25	--	$4.45	$3.87	--	$4.62	$3.68	--	$4.46

Source: Financial items are based on Mecox Lane's public filings; NFY and NFY+1 revenue and EBITDA based on Company management projections
Note:
1. Cash and cash equivalents and non-controlling interest as of 9/30/2015 per unaudited figures provided by Company management
2. NOL value provided by Company management and valued by discounting projected tax savings at cost of equity; NOL refers to net operating loss
3. Based on 13.0 million ADSs outstanding as of December 18, 2015 per Company management
NFY refers to the next fiscal year for which financial information has not been made public
NFY +1 refers to the year after next fiscal year

Draft – for discussion only

HOULIHAN LOKEY | 12

Draft – for discussion only (dollars in millions) Fiscal Year Ended December 31, LTM Ended Fiscal Year Ending December 31, CAGR 2012 2013 2014 9/30/15 2015E 2016E 2017E 2018E 2019E 2014 to 2019E Revenues, Net $38.8 $42.6 $49.6 $56.7 $55.5 $62.5 $71.9 $81.8 $93.1 13.4% Growth % #VALUE! 9.8% 16.4% 11.8% 12.6% 15.0% 13.9% 13.7% Cost of Goods Sold (13.0) (15.9) (17.3) (20.1) (19.5) (22.5) (26.5) (30.6) (35.3) Gross Profit $25.9 $26.7 $32.3 $36.6 $36.0 $40.0 $45.4 $51.2 $57.8 Margin % 66.6% 62.7% 65.1% 64.5% 64.9% 63.9% 63.1% 62.6% 62.1% SG&A (excluding D&A) (19.5) (25.0) (24.9) (29.9) (29.7) (33.7) (37.9) (41.8) (47.3) EBITDA $6.3 $1.7 $7.4 $6.6 $6.3 $6.2 $7.5 $9.4 $10.5 7.2% Margin % 16.3% 4.1% 14.9% 11.7% 11.4% 10.0% 10.4% 11.5% 11.2% Growth % #DIV/0! -72.5% 325.0% -14.2% -1.6% 20.1% 25.7% 10.9% Depreciation & Amortization (1.2) (2.3) (1.6) (2.7) (2.6) (2.7) (2.8) (2.8) (2.9) EBIT $5.1 ($0.5) $5.8 $4.0 $3.7 $3.5 $4.7 $6.6 $7.6 5.6% Margin % 13.2% -1.3% 11.6% 7.0% 6.8% 5.6% 6.5% 8.1% 8.1% Selected Historical and Projected Financial Information Financial Analysis 13 Source: Public filings, Capital IQ, Company management Notes: Excludes discounted operations Converted all RMB - denominated projections into U.S. dollars at the exchange rate of forward exchange rate with mid year adjustme nt CAGR refers to Compound Annual Growth Rate, 5 - year CAGR for RMB Revenue, EBITDA and EBIT projections are 13.9%, 7.6% and 6.0%, respectively EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non - recurring items EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non - recurring items E refers to Estimated LTM refers to the most recently completed twelve month period for which financial information has been made public

Financial Analysis

Selected Companies Trading Statistics

(dollars, ADSs and shares in millions, except per share or per ADS values, as of 12/17/2015)

Company	Ticker	Stock Price (12/17/2015)	Equity Value (US$mm)	Enterprise Value (US$mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	P / E LTM (x)	P / E NFY (x)	P / E NFY+1 (x)
Selected Firms													
Avon Product	NYSE:AVP	$4.03	$1,754	$3,457	0.45x	0.47x	0.49x	5.7x	5.8x	5.7x	10.3x	12.6x	8.9x
Nu Skin Enterprises	NYSE:NUS	37.90	2,235	2,172	0.95x	0.90x	0.84x	6.3x	5.4x	5.0x	14.5x	10.7x	9.4x
Amway	KLSE:AMWAY	2.23	367	314	1.38x	1.47x	1.41x	12.2x	10.1x	9.6x	19.4x	16.7x	16.0x
GS Home Shopping	KOSDAQ:A028150	142.51	889	283	0.30x	0.30x	0.28x	2.7x	2.5x	2.3x	11.9x	10.6x	9.4x
EVINE Live	NasdaqGS:EVLV	1.57	90	134	0.20x	0.20x	0.18x	11.3x	10.7x	6.0x	NMF	NA	NA
Lifevantage	NasdaqCM:LFVN	8.30	118	121	0.66x	0.64x	NA	10.9x	7.0x	NA	35.3x	13.5x	NA
Tea Life	TSE:3172	7.95	34	30	0.53x	NA	NA	7.5x	NA	NA	19.8x	NA	NA
Mannatech	NasdaqGS:MTEX	19.40	53	19	0.10x	NA	NA	1.4x	NA	NA	8.6x	NA	NA
Mean					**0.57x**	**0.66x**	**0.64x**	**7.3x**	**6.9x**	**5.7x**	**17.1x**	**12.8x**	**10.9x**
Median					**0.49x**	**0.56x**	**0.49x**	**6.9x**	**6.4x**	**5.7x**	**14.5x**	**12.6x**	**9.4x**
High					**1.38x**	**1.47x**	**1.41x**	**12.2x**	**10.7x**	**9.6x**	**35.3x**	**16.7x**	**16.0x**
Low					**0.10x**	**0.20x**	**0.18x**	**1.4x**	**2.5x**	**2.3x**	**8.6x**	**10.6x**	**8.9x**
Current													
Mecox Lane	NasdaqGS:MCOX	$3.58	47	26	0.46x	0.47x	0.42x	3.9x	4.1x	4.2x	13.3x	14.5x	14.7x
Offer													
Mecox Lane	NasdaqGS:MCOX	$4.00	52	32	0.56x	0.57x	0.51x	4.8x	5.0x	5.1x	14.9x	16.2x	16.4x

Sources: Capital IQ, Company public filings, analyst reports; NFY and NFY+1 per Company management
Notes:
*1. Equity Market Value refers to share price * (common ADS or shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year
NA refers to not available figure
No company used in this analysis for comparative purposes is identical to the Company

Draft – for discussion only

HOULIHAN LOKEY | 14

Financial Analysis

Selected Transactions Statistics

(US$ in millions)

Announcement Date	Target	Acquiror	% Sought	Implied Equity Value	Implied EV	Implied EV / EBITDA	EBITDA Margin %
05/27/2015	Orchard Brands Corporation	Bluestem Brands, Inc.	100%	$410.0	$410.0	5.8x	6.9%
09/16/2014	The Book People Limited	Endless LLP	100%	24.3	24.3	NA	NA
03/26/2014	R&Y Corporation	LG Household and Health Care, Ltd.	100%	50.7	50.7	NA	NA
12/06/2013	Tea Life Co., Ltd.	N&K Co., Ltd.	26%	27.3	11.1	2.1x	9.8%
07/02/2013	Silpada Designs, Inc.	Rhinestone Holdings Inc.	100%	85.0	100.0	NA	NA
06/10/2013	JIMOS Co.,Ltd.	Nac Co., Ltd.	100%	60.7	60.7	NA	NA
01/17/2013	New Image Group Limited	New Image Trustee Limited	94%	51.3	42.9	5.3x	8.9%
10/23/2012	Apex Co., Ltd.	Tea Life Co., Ltd.	100%	6.0	6.0	NA	NA
					Mean	4.4x	8.6%
					Median	5.3x	8.9%
					High	5.8x	9.8%
					Low	2.1x	6.9%
07/21/2015	**Mecox Lane Limited**	**Cnshangquan E-Commerce; ChinaEquity**	**28%**	**$52.0**	**$31.6**	**4.8x**	**11.7%**

Source: Capital IQ, Mergermarket
Based on reported metric for the most recent LTM period prior to the announcement of the transaction
NA refers to not available figure
NMF refers to no meaningful figure
No transaction used in this analysis for comparative purposes is identical to the Transaction
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement

Draft – for discussion only

HOULIHAN LOKEY | 15

Draft – for discussion only (dollars in millions, except per ADS values) Projected FYE December 31, 2015E 2016E 2017E 2018E 2019E Terminal Value Assumptions Implied 2019E EBITDA Revenues, Net $2.1 $62.5 $71.9 $81.8 $93.1 Revenues, Net $93.1 Terminal Multiple 4 Growth % 11.8% 12.6% 15.0% 13.9% 13.7% Discount Rate 2.5% 3.0% 3.5% 14.0% 3.6x 3.7x 3.9x Cost of Goods Sold (0.7) (22.5) (26.5) (30.6) (35.3) Cost of Goods Sold (35.3) 14.5% 3.4x 3.6x 3.8x SG&A (excluding D&A) (1.1) (33.7) (37.9) (41.8) (47.3) SG&A (excluding D&A) (47.3) 15.0% 3.3x 3.4x 3.6x EBITDA $0.2 $6.2 $7.5 $9.4 $10.5 EBITDA $10.5 15.5% 3.2x 3.3x 3.5x Margin % 11.4% 10.0% 10.4% 11.5% 11.2% Margin % 11.2% 16.0% 3.1x 3.2x 3.3x Depreciation & Amortization (0.1) (2.7) (2.8) (2.8) (2.9) Depreciation & Amortization (4.4) EBIT $0.1 $3.5 $4.7 $6.6 $7.6 EBIT $6.1 PV of Terminal Value Taxes 3 (0.0) (0.9) (1.2) (1.6) (1.9) Taxes 3 (1.5) as a % of Enterprise Value Unlevered Earnings $0.1 $2.6 $3.5 $4.9 $5.7 Unlevered Earnings $4.6 Discount Rate 2.5% 3.0% 3.5% Depreciation & Amortization 0.1 2.7 2.8 2.8 2.9 Depreciation & Amortization 4.4 14.0% 68.2% 69.3% 70.4% Capital Expenditures (0.0) (1.0) (3.4) (3.9) (4.4) Capital Expenditures (4.4) 14.5% 67.1% 68.2% 69.2% Change in Net Working Capital (0.2) (0.4) (0.5) (0.6) (0.7) Change in Net Working Capital (0.7) 15.0% 66.0% 67.1% 68.1% Unlevered Free Cash Flows ($0.1) $3.9 $2.4 $3.3 $3.5 $3.9 15.5% 65.0% 66.0% 67.0% 16.0% 64.0% 64.9% 65.9% Present Value PV of Terminal Value Based of Cash Flows on Perpetual Growth Rate for Implied Enterprise Value Net Debt and Other 5 Implied Total Equity Value Implied Equity Value Per ADS 6 Discount Rate (2015 - 2019) 2019 Unlevered Free Cash Flow 2.5% 3.0% 3.5% 2.5% 3.0% 3.5% 2.5% 3.0% 3.5% 2.5% 3.0% 3.5% 14.0% $10.2 $21.9 $23.0 $24.2 $32.1 $33.2 $34.4 ($23.6) $55.7 $56.8 $58.0 $4.28 $4.37 $4.46 14.5% $10.1 $20.6 $21.6 $22.7 $30.7 $31.7 $32.8 ($23.6) $54.4 $55.4 $56.5 $4.18 $4.26 $4.34 15.0% $10.0 + $19.5 $20.4 $21.4 = $29.5 $30.4 $31.4 - ($23.6) = $53.1 $54.1 $55.0 = $4.09 $4.16 $4.23 15.5% $9.9 $18.5 $19.3 $20.2 $28.4 $29.3 $30.2 ($23.6) $52.0 $52.9 $53.8 $4.00 $4.06 $4.13 16.0% $9.9 $17.5 $18.3 $19.1 $27.4 $28.2 $29.0 ($23.6) $51.0 $51.8 $52.6 $3.92 $3.98 $4.04 Source : Based on projections provided by Company management Notes : 1 . Present values as of 12 / 17 / 2015 ; excludes discounted operations 2 . Represents a 0 . 5 month stub period with valuation date as of 12 / 17 / 2015 3 . Applies normalized tax rate at 25% 4 . Implied from corresponding discount rate and perpetual growth rate applied to 2019 EBITDA 5 . Includes net debt and non - controlling interest as of 9 / 30 / 2015 per unaudited figures provided by Company management and $ 3 . 1 million representing the estimated net present value of NOL tax savings ; NOL refers to net operating loss 6 . Based on 13 . 0 million ADSs outstanding as of December 18 , 2015 per Company management Discounted Cash Flow Analysis 1 Financial Analysis 16 2

Draft – for discussion only (dollars in millions, except per ADS values) Projected FYE December 31, 2015E 2016E 2017E 2018E 2019E 2020E NOL Schedule Beginning Balance $16.5 $12.2 $9.8 $8.0 $5.9 $3.4 Less: Annual Usage (4.3) (2.4) (1.7) (2.1) (2.5) (3.4) Ending Balance $12.2 $9.8 $8.0 $5.9 $3.4 $0.0 Present Value Discounted at Ke NOL Usage $4.3 $2.4 $1.7 $2.1 $2.5 $3.4 Multiply: PRC Corporate Income Tax Rate 3 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% NOL Value $1.1 $0.6 $0.4 $0.5 $0.6 $0.9 Discount Period 0.02 0.54 1.54 2.54 3.54 4.54 Discounted Value at 17.0% (Ke) $1.1 $0.6 $0.3 $0.4 $0.4 $0.4 Discounted Value at 16.0% (Ke) $1.1 $0.6 $0.3 $0.4 $0.4 $0.4 Discounted Value at 15.0% (Ke) $1.1 $0.6 $0.4 $0.4 $0.4 $0.5 Net Present Value at 17.0% (Ke) $3.103 Net Present Value at 16.0% (Ke) $3.146 Net Present Value at 15.0% (Ke) $3.191 Source : Based on projections and expected usage per Company management Notes : 1 . Present values as of 12 / 17 / 2015 2 . Represents a 0 . 5 month stub period with valuation date as of 12 / 17 / 2015 4 . Applies normalized tax rate at 25 % Ke refers to cost of equity NOL Tax Savings 1 Financial Analysis 17 2

Draft – for discussion only Appendix

Draft – for discussion only Appendix Additional Financial Data

Draft – for discussion only Size 2 Historical Growth (Enterprise Value as of 12/17/15, millions) (2-Fiscal Year Revenue) Name Value Avon Products Inc. $3,456.6 Nu Skin Enterprises Inc. $2,171.7 Amway Malaysia Holdings Bhd $314.4 GS Home Shopping Inc. $282.8 EVINE Live Inc. $134.5 Lifevantage Corporation $120.8 Tea Life Co., Ltd. $29.6 Mecox Lane Limited $26.2 Mannatech, Incorporated $18.8 Size Size (Sales Per Representative) (Sales Per Order) Name Value Mecox Lane Limited $61,474.0 Amway Malaysia Holdings Bhd $3,536.4 Lifevantage Corporation $2,928.2 Nu Skin Enterprises Inc. $2,250.7 Avon Products Inc. $1,475.2 Mannatech, Incorporated $790.1 EVINE Live Inc. NA GS Home Shopping Inc. NA Tea Life Co., Ltd. NA Size Size 2 (LTM Revenue, millions) (Enterprise Value as of 11/20/15, millions) Name Value Avon Products Inc. $7,625.5 Nu Skin Enterprises Inc. $2,284.5 GS Home Shopping Inc. $966.5 EVINE Live Inc. $677.8 Amway Malaysia Holdings Bhd $229.0 Lifevantage Corporation $184.1 Mannatech, Incorporated $180.1 Mecox Lane Limited $56.7 Tea Life Co., Ltd. $55.5 Benchmarking Analysis 1 Appendix: Additional Financial Data 20 Size Industry Metric 3 (Sales Per Order) (Metric) Name Value Mannatech, Incorporated $167.1 Mecox Lane Limited $109.9 EVINE Live Inc. $67.0 Avon Products Inc. NA GS Home Shopping Inc. NA Lifevantage Corporation NA Nu Skin Enterprises Inc. NA Tea Life Co., Ltd. NA Amway Malaysia Holdings Bhd NA Historical Growth Historical Growth (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) Name Value Mecox Lane Limited 13.0% Tea Life Co., Ltd. 10.0% Nu Skin Enterprises Inc. 9.8% EVINE Live Inc. 7.2% Mannatech, Incorporated 4.7% Amway Malaysia Holdings Bhd 3.6% GS Home Shopping Inc. 3.3% Lifevantage Corporation -4.4% Avon Products Inc. -8.5% Historical Growth Projected Growth (1-Fiscal Year Revenue) (1-Fiscal Year Revenue) Name Value Mecox Lane Limited 16.4% Tea Life Co., Ltd. 13.3% Mannatech, Incorporated 7.1% EVINE Live Inc. 5.3% GS Home Shopping Inc. 3.5% Amway Malaysia Holdings Bhd 2.6% Lifevantage Corporation -11.0% Avon Products Inc. -11.1% Nu Skin Enterprises Inc. -19.1% Historical Growth Historical Growth (2-Fiscal Year EBITDA) (1-Fiscal Year EBITDA) Name Value EVINE Live Inc. 349.0% Mannatech, Incorporated 95.0% Mecox Lane Limited 8.1% Nu Skin Enterprises Inc. 4.3% GS Home Shopping Inc. 3.3% Amway Malaysia Holdings Bhd -2.4% Avon Products Inc. -2.5% Tea Life Co., Ltd. -6.2% Lifevantage Corporation -6.5% Historical Growth Projected Growth (1-Fiscal Year EBITDA) (1-Fiscal Year EBITDA) Name Value Mecox Lane Limited 325.0% Mannatech, Incorporated 108.7% EVINE Live Inc. 27.8% GS Home Shopping Inc. -4.3% Tea Life Co., Ltd. -6.7% Amway Malaysia Holdings Bhd -9.0% Avon Products Inc. -13.9% Lifevantage Corporation -25.0% Nu Skin Enterprises Inc. -30.9% Source: Public filings, Capital IQ, Company management Notes: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common ADS or common stock, as applicable LTM refers to the most recently completed twelve month period for which financial information has been made public NA refers to not available

Draft – for discussion only Leverage 2 (Debt to EV as of 12/17/15) Name Value Mecox Lane Limited 0.0% GS Home Shopping Inc. 0.0% Amway Malaysia Holdings Bhd 0.0% Mannatech, Incorporated 6.1% Nu Skin Enterprises Inc. 11.6% Tea Life Co., Ltd. 13.7% Lifevantage Corporation 13.9% EVINE Live Inc. 43.8% Avon Products Inc. 66.9% Relative Depreciation Internal Investment (LTM Depr. to LTM EBITDA) (LTM Capital Expenditures to LTM Revenue) Name Value EVINE Live Inc. 75.4% Mecox Lane Limited 40.0% Tea Life Co., Ltd. 27.8% Avon Products Inc. 24.8% Lifevantage Corporation 20.2% Nu Skin Enterprises Inc. 19.9% GS Home Shopping Inc. 18.2% Mannatech, Incorporated 12.4% Amway Malaysia Holdings Bhd 6.7% Profitability Relative Depreciation (LTM EBITDA to LTM Revenue) (LTM Depr. to LTM EBITDA) Name Value Nu Skin Enterprises Inc. 15.0% Mecox Lane Limited 11.7% Amway Malaysia Holdings Bhd 11.4% GS Home Shopping Inc. 11.0% Avon Products Inc. 8.0% Mannatech, Incorporated 7.5% Tea Life Co., Ltd. 7.1% Lifevantage Corporation 6.0% EVINE Live Inc. 1.7% Liquidity Leverage 2 (Current Asset to Current Liability) (Debt to EV as of 11/20/15) Name Value Tea Life Co., Ltd. 2.9 GS Home Shopping Inc. 2.3 Mecox Lane Limited 2.0 Nu Skin Enterprises Inc. 1.9 EVINE Live Inc. 1.8 Amway Malaysia Holdings Bhd 1.7 Mannatech, Incorporated 1.6 Avon Products Inc. 1.4 Lifevantage Corporation 1.1 Internal Investment Liquidity (LTM Capital Expenditures to LTM Revenue) (Current Asset to Current Liability) Name Value Tea Life Co., Ltd. 18.2% Mecox Lane Limited 12.4% GS Home Shopping Inc. 5.8% EVINE Live Inc. 4.8% Nu Skin Enterprises Inc. 2.8% Avon Products Inc. 1.4% Mannatech, Incorporated 0.5% Lifevantage Corporation 0.5% Amway Malaysia Holdings Bhd 0.4% Projected Growth Projected Growth (1-Fiscal Year EBITDA) (5-Fiscal Year EPS) Name Value Lifevantage Corporation 6.9% Nu Skin Enterprises Inc. -0.8% Amway Malaysia Holdings Bhd -0.8% GS Home Shopping Inc. -11.0% Mecox Lane Limited -14.2% Avon Products Inc. -29.9% EVINE Live Inc. -33.6% Mannatech, Incorporated NA Tea Life Co., Ltd. NA Projected Growth (1-Fiscal Year Revenue) Name Value Mecox Lane Limited 11.8% Amway Malaysia Holdings Bhd 8.1% GS Home Shopping Inc. 3.0% EVINE Live Inc. 1.8% Lifevantage Corporation -0.5% Nu Skin Enterprises Inc. -6.1% Avon Products Inc. -17.7% Mannatech, Incorporated NA Tea Life Co., Ltd. NA Benchmarking Analysis 1 (cont.) 21 Source: Public filings, Capital IQ, Company management Notes: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common ADS or common stock, as applicable LTM refers to the most recently completed twelve month period for which financial information has been made public NA refers to not available Appendix: Additional Financial Data

Appendix: Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
12/14/2015	-	Trina Solar Limited	$11.60	21.5%	17.7%	17.0%	20.6%	9.0%	11.4%	(13.0%)
11/2/2015	-	China Ming Yang Wind Power Group Ltd.	2.51	13.1%	19.3%	17.8%	11.2%	(8.5%)	(5.5%)	(34.3%)
10/30/2015	-	SORL Auto Parts, Inc.	2.84	21.9%	33.5%	38.9%	26.0%	(6.7%)	(9.7%)	(36.7%)
10/16/2015	-	Youku Tudou Inc.	27.60	35.1%	53.7%	51.6%	32.0%	31.9%	35.1%	(12.4%)
9/15/2015	-	Jinpan International Limited	4.50	24.3%	11.4%	3.7%	(0.1%)	(4.9%)	(17.6%)	(47.6%)
8/31/2015	-	iKang Healthcare Group, Inc.	17.80	10.8%	9.6%	0.0%	(3.0%)	0.1%	(0.8%)	(21.5%)
8/14/2015	-	Country Style Cooking Restaurant Chain Co. Ltd.	5.23	18.9%	9.8%	2.5%	0.5%	(0.4%)	(4.4%)	(29.8%)
8/3/2015	-	eLong Inc.	18.00	24.1%	20.3%	(8.5%)	(7.7%)	(5.6%)	(5.4%)	(33.9%)
8/3/2015	-	Global-Tech Advanced Innovations	8.85	195.0%	162.2%	148.5%	147.3%	69.3%	68.8%	0.6%
7/21/2015	-	Mecox Lane Limited	4.00	17.6%	12.2%	11.6%	9.7%	10.5%	7.4%	(14.7%)
7/9/2015	-	YY Inc.	68.50	17.4%	(1.2%)	2.2%	8.3%	3.5%	(2.7%)	(28.9%)
7/9/2015	-	E-Commerce China Dangdang Inc.	7.81	20.0%	(15.9%)	(16.6%)	(15.6%)	(19.8%)	(29.8%)	(52.4%)
7/6/2015	-	China Nepstar Chain Drugstore Ltd.	2.60	18.2%	(1.7%)	(2.2%)	2.2%	14.0%	14.3%	(21.2%)
6/29/2015	-	Kongzhong Corp.	8.56	21.8%	11.5%	19.7%	27.0%	32.1%	27.3%	(7.9%)
6/23/2015	-	Momo Inc.	18.90	20.5%	147.0%	167.9%	183.4%	34.6%	11.2%	(5.0%)
6/22/2015	-	Vimicro International Corp.	13.50	9.5%	3.4%	9.8%	15.4%	38.8%	50.9%	(18.1%)
6/22/2015	-	China Information Technology, Inc.	4.43	31.1%	18.0%	12.7%	13.0%	13.3%	8.1%	(39.7%)
6/19/2015	-	AirMedia Group Inc.	6.00	70.5%	10.8%	30.2%	31.3%	46.2%	52.3%	(22.1%)
6/17/2015	-	Qihoo 360 Technology Co. Ltd.	77.00	16.6%	30.3%	31.6%	39.2%	29.4%	12.0%	(26.5%)
6/15/2015	-	iDreamSky Technology Limited	14.00	(3.8%)	24.5%	39.9%	41.5%	11.7%	(6.8%)	(46.1%)
6/12/2015	-	Bona Film Group Limited	13.70	6.5%	20.4%	28.7%	34.6%	45.5%	55.2%	3.2%
6/11/2015	-	Homeinns Hotel Group	35.80	18.7%	29.0%	36.4%	36.8%	31.3%	23.9%	(2.8%)
6/10/2015	-	Renren Inc.	4.20	2.2%	13.6%	24.6%	29.6%	35.5%	32.5%	(5.6%)
6/10/2015	-	21Vianet Group, Inc.	23.00	15.5%	48.2%	36.4%	35.1%	28.1%	16.1%	(28.9%)
6/9/2015	-	E-House China Holdings Limited	6.64	(1.0%)	4.5%	8.4%	6.0%	(9.9%)	(21.5%)	(46.8%)
6/5/2015	-	JA Solar Holdings Co., Ltd.	9.69	19.9%	2.6%	1.7%	4.3%	10.2%	5.9%	(14.3%)
6/4/2015	-	Mindray Medical International Limited	28.00	1.9%	(3.1%)	(2.3%)	(2.4%)	(2.6%)	(4.2%)	(17.2%)
6/1/2015	-	Taomee Holdings Ltd.	3.77	26.1%	17.3%	20.9%	13.7%	6.0%	(7.1%)	(31.8%)
4/27/2015	-	China Cord Blood Corporation	6.40	(11.4%)	7.6%	11.0%	13.1%	17.5%	21.8%	(11.6%)
4/20/2015	-	Xueda Education Group	5.50	95.0%	86.4%	94.0%	100.2%	89.7%	76.7%	(2.8%)
3/3/2015	-	Jiayuan.com International Ltd.	7.56	62.9%	58.7%	60.6%	52.3%	39.4%	26.9%	(14.6%)
8/19/2013	-	Exceed Company Ltd.	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.0%	(6.3%)
Mean				26.9%	27.7%	29.0%	29.2%	19.4%	14.6%	(21.6%)
Median				19.2%	17.5%	18.8%	18.0%	13.6%	11.3%	(19.7%)
High				195.0%	162.2%	167.9%	183.4%	89.7%	76.7%	3.2%
Low				(11.4%)	(15.9%)	(16.6%)	(15.6%)	(19.8%)	(29.8%)	(52.4%)
7/21/2015	-	Mecox Lane Limited	$4.00	17.6%	12.2%	11.6%	9.7%	10.5%	7.4%	(14.7%)

Source: Capital IQ, Company Filings

Note:

1. As of announcement date or any revised offers received after announcement date

2. VWAP refers to Volume Weighted Average Price

3. 52-Week High prior to going private announcement

Draft – for discussion only

HOULIHAN LOKEY | 22

Appendix: Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
4/30/2015	12/10/2015	WuXi PharmaTech (Cayman) Inc.	$46.00	16.5%	18.7%	19.5%	20.5%	23.6%	27.9%	2.2%
1/27/2014	11/19/2015	Shanda Games Limited	7.10	25.7%	47.3%	56.2%	58.7%	61.1%	66.8%	9.2%
4/13/2015	11/18/2015	Sungy Mobile Limited	4.90	8.9%	20.0%	10.9%	4.9%	(30.1%)	(51.5%)	(76.8%)
5/18/2015	8/10/2015	China Mobile Games and Entertainment Group Limited	22.00	7.9%	6.0%	10.6%	15.0%	3.8%	(99.9%)	(25.9%)
1/2/2015	7/28/2015	Perfect World Co., Ltd.	20.20	28.2%	21.5%	11.3%	6.5%	5.4%	0.3%	(23.0%)
5/22/2013	12/2/2014	Le Gaga Holdings Ltd	4.06	21.6%	22.0%	16.6%	15.7%	10.0%	7.7%	(21.9%)
4/28/2012	11/26/2014	Sino Gas International Holdings, Inc.	1.30	306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
3/10/2014	11/18/2014	Montage Technology Group Limited	22.60	31.7%	28.0%	24.4%	25.8%	n.a.	n.a.	n.a.
2/17/2014	9/29/2014	Chindex International Inc.	24.00	39.9%	44.5%	44.9%	45.5%	44.0%	51.9%	24.9%
9/30/2013	9/24/2014	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	(21.7%)
6/6/2013	8/29/2014	iSoftStone Holdings Limited	5.70	17.8%	26.4%	25.6%	22.1%	21.1%	17.9%	(19.6%)
12/24/2013	7/30/2014	Noah Education Holdings Ltd.	2.85	26.7%	21.5%	26.3%	33.5%	50.7%	54.7%	11.3%
11/25/2013	7/18/2014	Giant Interactive Group, Inc.	12.00	18.5%	31.5%	33.7%	37.4%	47.7%	58.2%	5.0%
2/10/2014	7/17/2014	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	(0.9%)
9/4/2013	7/9/2014	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
10/15/2012	7/3/2014	Yongye International, Inc.	7.10	48.2%	58.3%	74.1%	83.3%	98.4%	86.2%	20.3%
10/12/2012	5/30/2014	Ninetowns Internet Technology Group Company Limite	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
6/20/2013	4/23/2014	ChinaEdu Corporation	7.00	19.9%	17.9%	13.2%	14.0%	15.7%	18.3%	(16.3%)
11/2/2012	4/14/2013	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
5/20/2013	3/27/2014	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	3/28/2014	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/5/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.1%)
9/7/2012	4/8/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/6/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement
NA refers to not available figure

Draft – for discussion only

HOULIHAN LOKEY | 23

Appendix: Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals (cont.)										
5/3/2012	11/2/2012	China Mass Media Corp.	$5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/3/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Mean				37.8%	43.3%	40.4%	37.2%	28.4%	22.0%	(16.0%)
Median				26.4%	34.2%	33.9%	28.2%	21.2%	16.0%	(17.0%)
High				306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
Low				4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(51.5%)	(80.8%)
Overall										
Mean				33.6%	37.3%	36.0%	34.2%	24.9%	19.1%	(18.2%)
Median				21.9%	28.0%	29.2%	27.0%	19.6%	13.5%	(17.8%)
High				306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
Low				(11.4%)	(15.9%)	(16.6%)	(15.6%)	(35.0%)	(51.5%)	(80.8%)
7/21/2015	-	Mecox Lane Limited	$4.00	17.6%	12.2%	11.6%	9.7%	10.5%	7.4%	(14.7%)

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Draft – for discussion only

HOULIHAN LOKEY | 24

Draft – for discussion only Appendix Disclaimer

Draft – for discussion only Disclaimer Project Beauty 26 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of Mecox Lane Limited (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company . This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith . Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials . 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